FOR IMMEDIATE RELEASE

Contact:	Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

MIAMI, FL, November 3, 2016 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and nine months ended September 30, 2016.

GAAP Financial Results

Third quarter 2016 revenues were $459.1 million, compared to revenues of $449.9 million in the third quarter of 2015. The Company recorded operating income of $69.4 million in the third quarter of 2016, compared to operating income of $69.4 million in the third quarter of 2015. Net income attributed to Vector Group Ltd. for the 2016 third quarter was $23.2 million, or $0.18 per diluted common share, compared to net income of $12.5 million, or $0.10 per diluted common share, in the 2015 third quarter.
For the nine months ended September 30, 2016 revenues were $1.278 billion, compared to revenues of $1.227 billion for the nine months ended September 30, 2015. The Company recorded operating income of $202.2 million for the nine months ended September 30, 2016, compared to operating income of $168.9 million for the nine months ended September 30, 2015. Net income attributed to Vector Group Ltd. for the nine months ended September 30, 2016 was $66.5 million, or $0.52 per diluted common share, compared to net income of $51.3 million, or $0.40 per diluted common share for the nine months ended September 30, 2015.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Pro-forma Adjusted EBITDA only) and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and nine months ended September 30, 2016 and 2015 are included in Tables 2 through 10.
Three months ended September 30, 2016 compared to the three months ended September 30, 2015
Third quarter 2016 Adjusted Revenues (as described in Table 2 attached hereto) were $459.1 million compared to $450.4 million in 2015.
Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $75.1 million for the third quarter of 2016 as compared to $72.5 million for the third quarter of 2015.
Adjusted Net Income (as described below and in Table 4 attached hereto) was $24.3 million or $0.19 per diluted share for the three months ended September 30, 2016 and $13.1 million or $0.10 per diluted share for the three months ended September 30, 2015.

Adjusted Operating Income (as described below and in Table 5 attached hereto) was $71.1 million for the three months ended September 30, 2016 and $70.9 million for the three months ended September 30, 2015.
Nine months ended September 30, 2016 compared to the nine months ended September 30, 2015
For the nine months ended September 30, 2016 Adjusted Revenues (as described in Table 2 attached hereto) were $1.278 billion compared to $1.228 billion in 2015.
Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $219.8 million for the nine months ended September 30, 2016 compared to $187.5 million in 2015.
Adjusted Net Income (as described below and in Table 4 attached hereto) was $67.1 million or $0.52 per diluted share for the nine months ended September 30, 2016 and $56.1 million or $0.44 per diluted share for the nine months ended September 30, 2015.
Adjusted Operating Income (as described below and in Table 5 attached hereto) was $207.9 million for the nine months ended September 30, 2016 and $177.8 million for the nine months ended September 30, 2015.
Tobacco Segment Financial Results
For the third quarter 2016, the Tobacco segment had revenues of $274.2 million, compared to $264.2 million for the third quarter 2015. The increase in revenues was primarily due to favorable net pricing variances and a 2.9% increase in unit sales volume.
For the nine months ended September 30, 2016, the Tobacco segment had revenues of $750.7 million, compared to $747.1 million for the nine months ended September 30, 2015. The increase in revenues was primarily driven by favorable net pricing variances partially offset by a 1.7% decline in unit sales volume.
Operating Income from the Tobacco segment was $67.0 million and $194.5 million for the three and nine months ended September 30, 2016 compared to $63.6 million and $169.5 million for the three and nine months ended September 30, 2015, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the third quarter 2016 and 2015 was $66.6 million and $63.2 million, respectively. Tobacco Adjusted Operating Income for the nine months ended September 30, 2016 and 2015 was $196.5 million and $172.8 million, respectively.
For the three months ended September 30, 2016, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.31 billion units compared to 2.24 billion units for the three months ended September 30, 2015. For the nine months ended September 30, 2016, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 6.23 billion units compared to 6.34 billion for the nine months ended September 30, 2015.
Liggett's retail market share increased to approximately 3.5% during the nine months ended September 30, 2016. Compared to the nine months ended September 30, 2015, Liggett's retail shipments were flat while the overall industry's retail shipments declined by 2.2%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the third quarter 2016, the Real Estate segment had revenues of $184.9 million, compared to $185.6 million for the third quarter 2015. For the nine months ended September 30, 2016, the Real Estate segment had revenues of $527.4 million compared to $478.8 million for the nine months ended September 30, 2015. For third quarter 2016, the Real Estate segment reported net income of $4.7 million, compared to $4.7 million for the third quarter 2015. For the nine months ended September 30, 2016, the Real Estate segment reported net income of $14.3 million compared to $10.2 million for the nine months ended September 30, 2015.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment.  For the third quarter 2016, Douglas Elliman had revenues of $184.5 million, compared to $185.0 million for the third quarter 2015. For the nine months ended September 30, 2016, Douglas Elliman had revenues of $523.8 million compared to $474.4 million for the nine months ended September 30, 2015. For third quarter 2016, Douglas Elliman reported net income of $8.7 million, compared to $12.4 million for the third quarter 2015. For the nine months ended September 30, 2016, the Douglas Elliman net income of $27.2 million compared to $19.7 million for the nine months ended September 30, 2015.
Non-GAAP Financial Measures
For the third quarter 2016, the Real Estate segment had Adjusted Revenues of $184.9 million, compared to $186.0 million for the third quarter 2015. For the third quarter 2016, Real Estate Adjusted EBITDA attributed to the Company were $9.3 million, compared to $11.2 million for the third quarter 2015.
For the nine months ended September 30, 2016, the Real Estate segment had Adjusted Revenues of $527.4 million compared to $480.3 million for the nine months ended September 30, 2015. The increase in revenues was primarily due to an increase in commissions and other brokerage income at Douglas Elliman. For the nine months ended September 30, 2016, Real Estate Adjusted EBITDA attributed to the Company were $27.4 million compared to $23.0 million for the nine months ended September 30, 2015.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment. Douglas Elliman's Adjusted Revenues for the third quarter 2016 were $184.5 million, compared to $185.5 million for the third quarter 2015.
For the third quarter 2016, Douglas Elliman's Adjusted EBITDA were $13.3 million ($9.4 million attributed to the Company), compared to $16.3 million ($11.5 million attributed to the Company) for the third quarter 2015.
For the nine months ended September 30, 2016, Douglas Elliman's Adjusted Revenues were $523.8 million compared to $475.8 million for the nine months ended September 30, 2015.
For the nine months ended September 30, 2016, Douglas Elliman's Adjusted EBITDA were $37.2 million ($26.2 million attributed to the Company), compared to $29.9 million ($21.1 million attributed to the Company) for the nine months ended September 30, 2015.
For the three and nine months ended September 30, 2016 , Douglas Elliman achieved closed sales of approximately $6.8 billion and $18.9 billion, compared to $6.6 billion and $16.2 billion for the three and nine months ended September 30, 2015.
E-cigarettes Segment Financial Results
For the third quarter, the E-cigarette segment had a loss of Adjusted EBITDA of $0.2 million compared to revenues of $0.2 million and a loss of Adjusted EBITDA of $2.1 million for the third quarter 2015.
For the nine months ended September 30, 2016, the E-cigarette segment had a loss of Adjusted EBITDA of $0.4 million compared to revenues of $0.9 million and a loss of Adjusted EBITDA of $7.7 million for the nine months ended September 30, 2015.

Retrospective Adjustment to Previously Reported Results

Amounts previously reported for the three and nine months ended September 30, 2015 have been adjusted, as required by Generally Accepted Accounting Principles, to retroactively apply the equity method of accounting for two investments (Ladenburg Thalmann Financial Services Inc. and Castle Brands, Inc.) since the inception of each investment.  Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as well as the Company’s Current Report on Form 8-K, dated April 1, 2016, for additional information.

Non-GAAP Financial Measures
Adjusted Revenues, New Valley LLC Adjusted Revenues and Douglas Elliman Realty, LLC Adjusted Revenues (hereafter referred to as "the Non-GAAP Revenue Financial Measures") and Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter, along with the Non-GAAP Revenue Measures referred to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies. In the case of the Non-GAAP Revenue Financial Measures, management believes revenue growth in its real estate segment is an important measure of growth because increased revenues generally result in increased gross margin as a result of absorption of fixed operating costs, which management believes will lead to increased future profitability as well as increased capacity to expand into new and existing markets. A key strategy of the Company is its ability to move into new markets and therefore gross revenues provide information with respect to the Company's ability to achieve its strategic objectives. Management also believes increased revenues generally indicate increased market share in existing markets as well as expansion into new markets. Consequently, management believes the Non-GAAP Revenue Financial Measures are meaningful indicators of operating performance.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's the Non-GAAP Financial Measures for the three and nine months ended September 30, 2016 and 2015.

Conference Call to Discuss Third quarter 2016 Results

As previously announced, the Company will host a conference call and webcast on Thursday, November 3, 2016 at 8:30 AM. (ET) to discuss third quarter 2016 results. Investors can access the call by dialing 800-859-8150 and entering 21770048 as the conference ID number. The call will also be available via live webcast atwww.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on November 3, 2016 through November 17, 2016. To access the replay, dial 877-656-8905 and enter 21770048 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$274,164	$264,170	$750,677	$747,145
Real estate	184,936	185,563	527,448	478,841
E-Cigarettes	4	201	52	881
Total revenues	459,104	449,934	1,278,177	1,226,867

Expenses:
Cost of sales:
Tobacco*	186,343	174,418	491,688	506,315
Real estate	117,089	121,078	331,784	309,306
E-Cigarettes	10	421	23	1,518
Total cost of sales	303,442	295,917	823,495	817,139

Operating, selling, administrative and general expenses	86,298	79,352	250,048	233,449
Litigation, settlement and judgment expense	—	3,750	2,350	5,843
Restructuring charges	—	1,548	41	1,548
Operating income	69,364	69,367	202,243	168,888

Other income (expenses):
Interest expense	(37,365)	(32,898)	(104,454)	(96,405)
Change in fair value of derivatives embedded within convertible debt	6,112	7,044	23,222	18,760
Equity in earnings (losses) from real estate ventures	1,022	(916)	3,328	1,278
Equity in losses from investments	(1,526)	(1,103)	(2,108)	(2,654)
Gain (loss) on sale of investment securities available for sale	142	(821)	848	12,018
Impairment of investment securities available for sale	(54)	(12,211)	(4,916)	(12,211)
Other, net	1,328	1,342	2,956	5,100
Income before provision for income taxes	39,023	29,804	121,119	94,774
Income tax expense	13,316	13,694	46,682	37,739

Net income	25,707	16,110	74,437	57,035

Net income attributed to non-controlling interest	(2,532)	(3,644)	(7,909)	(5,741)

Net income attributed to Vector Group Ltd.	$23,175	$12,466	$66,528	$51,294

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.18	$0.10	$0.52	$0.40

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.18	$0.10	$0.52	$0.40

Cash distributions declared per share	$0.38	$0.36	$1.14	$1.09

* Revenues and cost of sales include federal excise taxes of $116,024, $112,773, $313,731 and $319,044, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
REVENUES AND RECONCILIATION OF ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Revenues	$1,708,507	$459,104	$449,934	$1,278,177	$1,226,867

Purchase accounting adjustments (a)	481	—	481	—	1,444
Total adjustments	481	—	481	—	1,444

Adjusted Revenues (b)	$1,708,988	$459,104	$450,415	$1,278,177	$1,228,311

Revenues by Segment
Tobacco (b)	$1,021,293	$274,164	$264,170	$750,677	$747,145
E-cigarettes	(2,799)	4	201	52	881
Real Estate (c)	690,013	184,936	185,563	527,448	478,841
Corporate and Other	—	—	—	—	—
Total (b)	$1,708,507	$459,104	$449,934	$1,278,177	$1,226,867

Adjusted Revenues by Segment
Tobacco (b)	$1,021,293	$274,164	$264,170	$750,677	$747,145
E-cigarettes	(2,799)	4	201	52	881
Real Estate (c)	690,494	184,936	186,044	527,448	480,285
Corporate and Other	—	—	—	—	—
Total (b)	$1,708,988	$459,104	$450,415	$1,278,177	$1,228,311

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

b.
Includes excise taxes of $432,073 for the last twelve months ended September 30, 2016 and $116,024, $112,773, $313,731 and $319,044 for the three and nine months ended September 30, 2016 and 2015, respectively.

c.
Includes Adjusted Revenues from Douglas Elliman Realty, LLC of $684,960 for the last twelve months ended September 30, 2016 and $184,453, $185,481, $523,767 and $475,807 for the three and nine months ended September 30, 2016 and 2015, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Net income attributed to Vector Group Ltd.	$74,432	$23,175	$12,466	$66,528	$51,294
Interest expense	128,740	37,365	32,898	104,454	96,405
Income tax expense	50,176	13,316	13,694	46,682	37,739
Net income attributed to non-controlling interest	9,442	2,532	3,644	7,909	5,741
Depreciation and amortization	23,125	5,833	6,673	16,867	19,396
EBITDA	$285,915	$82,221	$69,375	$242,440	$210,575
Change in fair value of derivatives embedded within convertible debt (a)	(28,917)	(6,112)	(7,044)	(23,222)	(18,760)
Equity in losses from investments (b)	2,135	1,526	1,103	2,108	2,654
Loss (gain) on sale of investment securities available for sale	32	(142)	821	(848)	(12,018)
Impairment of investment securities available for sale	5,551	54	12,211	4,916	12,211
Equity in (earnings) losses from real estate ventures (c)	(4,051)	(1,022)	916	(3,328)	(1,278)
Pension settlement charge	—	—	—	—	1,607
Stock-based compensation expense (d)	9,249	2,438	1,248	7,277	3,648
Litigation settlement and judgment expense (e)	16,579	—	3,750	2,350	5,843
Impact of MSA settlement (f)	981	(370)	(5,715)	(370)	(5,715)
Restructuring charges	5,750	—	1,548	41	1,548
Purchase accounting adjustments (g)	2,580	1,653	366	2,201	1,056
Other, net	(4,265)	(1,328)	(1,342)	(2,956)	(5,100)
Adjusted EBITDA	$291,539	$78,918	$77,237	$230,609	$196,271
Adjusted EBITDA attributed to non-controlling interest	(13,384)	(3,852)	(4,735)	(10,849)	(8,732)
Adjusted EBITDA attributed to Vector Group Ltd.	$278,155	$75,066	$72,502	$219,760	$187,539

Adjusted EBITDA by Segment
Tobacco	$268,086	$69,421	$66,084	$204,292	$181,580
E-cigarettes	(5,776)	(165)	(2,146)	(449)	(7,710)
Real Estate (h)	44,710	13,144	15,981	38,297	31,698
Corporate and Other	(15,481)	(3,482)	(2,682)	(11,531)	(9,297)
Total	$291,539	$78,918	$77,237	$230,609	$196,271

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$268,086	$69,421	$66,084	$204,292	$181,580
E-cigarettes	(5,776)	(165)	(2,146)	(449)	(7,710)
Real Estate (i)	31,326	9,292	11,246	27,448	22,966
Corporate and Other	(15,481)	(3,482)	(2,682)	(11,531)	(9,297)
Total	$278,155	$75,066	$72,502	$219,760	$187,539

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents equity in losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in (earnings) losses recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $43,034 for the last twelve months ended September 30, 2016 and $13,297, $16,294, $37,179 and $29,885 for the three and nine months ended September 30, 2016 and 2015, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $30,378 for the last twelve months ended September 30, 2016 and $9,386, $11,502, $26,245 and $21,096 for the three and nine months ended September 30, 2016 and 2015, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income attributed to Vector Group Ltd.	$23,175	$12,466	$66,528	$51,294

Change in fair value of derivatives embedded within convertible debt	(6,112)	(7,044)	(23,222)	(18,760)
Non-cash amortization of debt discount on convertible debt	10,167	7,187	27,623	19,646
Litigation settlement and judgment expense (a)	—	3,750	2,350	5,843
Pension settlement charge	—	—	—	1,607
Impact of interest expense capitalized to real estate ventures, net	(3,276)	—	(8,111)	—
Impact of MSA settlement (b)	(370)	(5,715)	(370)	(5,715)
Restructuring charges	—	1,548	41	1,548
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	1,511	1,351	2,568	3,945
Total adjustments	1,920	1,077	879	8,114

Tax expense related to adjustments	(780)	(448)	(357)	(3,358)

Adjusted Net Income attributed to Vector Group Ltd.	$24,315	$13,095	$67,050	$56,050

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.19	$0.10	$0.52	$0.44

a. Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Operating income	$233,275	$69,364	$69,367	$202,243	$168,888

Litigation settlement and judgment expense (a)	16,579	—	3,750	2,350	5,843
Pension settlement charge	—	—	—	—	1,607
Restructuring expense	5,750	—	1,548	41	1,548
Impact of MSA settlement (b)	981	(370)	(5,715)	(370)	(5,715)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	5,563	2,141	1,913	3,638	5,588
Total adjustments	28,873	1,771	1,496	5,659	8,871

Adjusted Operating Income (d)	$262,148	$71,135	$70,863	$207,902	$177,759

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$234,351	$66,974	$63,630	$194,473	$169,515

Litigation settlement and judgment expense (a)	16,579	—	3,750	2,350	5,843
Pension settlement charge	—	—	—	—	1,607
Restructuring expense	5,750	—	1,548	41	1,548
Impact of MSA settlement (b)	981	(370)	(5,715)	(370)	(5,715)
Total adjustments	23,310	(370)	(417)	2,021	3,283

Tobacco Adjusted Operating Income	$257,661	$66,604	$63,213	$196,494	$172,798

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$234,351	$66,974	$63,630	$194,473	$169,515

Litigation settlement and judgment expense (a)	16,579	—	3,750	2,350	5,843
Pension settlement charge	—	—	—	—	1,607
Restructuring expense	5,750	—	1,548	41	1,548
Impact of MSA settlement (b)	981	(370)	(5,715)	(370)	(5,715)
Total adjustments	23,310	(370)	(417)	2,021	3,283

Tobacco Adjusted Operating Income	257,661	66,604	63,213	196,494	172,798

Depreciation and amortization	10,341	2,796	2,871	7,735	8,717
Stock-based compensation expense	84	21	—	63	65
Total adjustments	10,425	2,817	2,871	7,798	8,782

Tobacco Adjusted EBITDA	$268,086	$69,421	$66,084	$204,292	$181,580

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Real Estate Segment (New Valley LLC) revenues	$690,013	$184,936	$185,563	$527,448	$478,841

Purchase accounting adjustments (a)	481	—	481	—	1,444
Total adjustments	481	—	481	—	1,444

Real Estate Segment (New Valley LLC) Adjusted Revenues (b)	$690,494	$184,936	$186,044	$527,448	$480,285

a.	Amounts represent purchase accounting adjustments recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC., which occurred in 2013.

b.
Includes Adjusted Revenues from Douglas Elliman Realty, LLC of $684,960 for the last twelve months ended September 30, 2016 and $184,453, $185,481, $523,767 and $475,807 for the three and nine months ended September 30, 2016 and 2015, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$15,744	$4,721	$4,695	$14,291	$10,215
Interest expense (a)	17	7	1	14	4
Income tax expense (a)	10,877	2,430	3,395	9,891	7,904
Net income attributed to non-controlling interest (a)	9,442	2,532	3,644	7,909	5,741
Depreciation and amortization	11,089	2,647	3,388	7,872	9,372
EBITDA	$47,169	$12,337	$15,123	$39,977	$33,236
Loss (income) from non-guarantors other than New Valley LLC	109	8	(1)	84	66
Equity in (earnings) losses from real estate ventures (b)	(4,051)	(1,022)	916	(3,328)	(1,278)
Purchase accounting adjustments (c)	2,580	1,653	366	2,201	1,056
Other, net	(1,172)	136	(305)	(704)	(1,286)
Adjusted EBITDA	$44,635	$13,112	$16,099	$38,230	$31,794
Adjusted EBITDA attributed to non-controlling interest	(13,384)	(3,852)	(4,735)	(10,849)	(8,732)
Adjusted EBITDA attributed to New Valley LLC	$31,251	$9,260	$11,364	$27,381	$23,062

Adjusted EBITDA by Segment
Real Estate (d)	$44,710	$13,144	$15,981	$38,297	$31,698
Corporate and Other	(75)	(32)	118	(67)	96
Total (f)	$44,635	$13,112	$16,099	$38,230	$31,794

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$31,326	$9,292	$11,246	$27,448	$22,966
Corporate and Other	(75)	(32)	118	(67)	96
Total (f)	$31,251	$9,260	$11,364	$27,381	$23,062

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K and Form 10-Q for the year ended December 31, 2015 and the quarterly period ended September 30, 2016, respectively.

b.	Represents equity in (earnings) losses recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $43,034 for the last twelve months ended September 30, 2016 and $13,297, $16,294, $37,179 and $29,885 for the three and nine months ended September 30, 2016 and 2015, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $30,378 for the last twelve months ended September 30, 2016 and $9,386, $11,502, $26,245 and $21,096 for the three and nine months ended September 30, 2016 and 2015, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

f.
New Valley's Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Adjusted EBITDA contained in Table 3 of this press release) of $15,481 for the last twelve months ended September 30, 2016 and $3,482, $2,682, $11,531 and $9,297 for the three and nine months ended September 30, 2016 and 2015, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Douglas Elliman Realty, LLC revenues	$684,479	$184,453	$185,000	$523,767	$474,363

Purchase accounting adjustments (a)	481	—	481	—	1,444
Total adjustments	481	—	481	—	1,444

Douglas Elliman Realty, LLC Adjusted Revenues	$684,960	$184,453	$185,481	$523,767	$475,807

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2016	2016	2015	2016	2015

Net income attributed to Douglas Elliman Realty, LLC	$29,631	$8,684	$12,437	$27,181	$19,713
Interest expense	1	—	—	—	3
Income tax expense	904	311	349	949	876
Depreciation and amortization	10,756	2,549	3,329	7,608	9,195
Douglas Elliman Realty, LLC EBITDA	$41,292	$11,544	$16,115	$35,738	$29,787
Equity income from real estate ventures (a)	(1,029)	(235)	(211)	(992)	(908)
Purchase accounting adjustments (b)	2,580	1,653	366	2,201	1,056
Other, net	191	335	24	232	(50)
Douglas Elliman Realty, LLC Adjusted EBITDA	$43,034	$13,297	$16,294	$37,179	$29,885
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(12,656)	(3,911)	(4,792)	(10,934)	(8,789)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	30,378	9,386	11,502	26,245	21,096

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.